Exhibit 10.1

Final - 10/24/07

BE AEROSPACE, INC.

NON-EMPLOYEE DIRECTORS STOCK

AND

DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective January 1, 2007)

BE AEROSPACE, INC.
NON-EMPLOYEE DIRECTORS STOCK
AND
DEFERRED COMPENSATION PLAN

8.5 COMPLIANCE WITH LAWS	10

8.6 PLAN CONSTRUCTION	11

8.7 HEADINGS NOT PART OF PLAN	11

ii

BE AEROSPACE, INC.
NON-EMPLOYEE DIRECTORS STOCK
AND
DEFERRED COMPENSATION PLAN

SECTION 1.  PURPOSES AND AUTHORIZED SHARES

The purposes of the BE Aerospace, Inc. Non-Employee Directors Stock and Deferred Compensation Plan (the “Plan”) are to attract, motivate and retain eligible directors of the Company who elect to participate in this Plan by offering them opportunities to defer compensation and to encourage directors to increase their stock ownership in the Company.  An aggregate number not to exceed 200,000 shares of Common Stock (subject to adjustments contemplated by Section 5.6 hereof) may be delivered pursuant to this Plan.

The Plan is amended and restated in this Plan document effective as of January 1, 2007.

SECTION 2.  DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary:

ACCOUNT or ACCOUNTS means one or more of the Participant’s Cash Account(s) or Stock Unit Account(s), as the context requires.

APPLICABLE PERCENTAGE means the percentage of Eligible Compensation subject to deferral or payment in Shares.

AVERAGE FAIR MARKET VALUE means the average of the Fair Market Values of a share of Common Stock during the last ten (10) trading days preceding the applicable Award Date.

AWARD DATE means, in the case of Cash Account deferrals, each date on which cash would otherwise have been paid; in the case of Stock Unit Account deferrals, the last business day of each calendar quarter, except as provided in Section 5.4 hereof.

BOARD means the Board of Directors of the Company.

CASH ACCOUNT means the bookkeeping account maintained by the Company on behalf of a Participant who elects to defer his or her Compensation in cash pursuant to Section 4.

CHANGE IN CONTROL means:

(a)           Approval by the shareholders of the Company of (x) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned);

(b)           Within any 12 month period, the individuals who constitute the Board at the beginning of such period (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

(c)           the acquisition (other than from the Company) by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, of beneficial ownership within the meaning of Rule 13-d promulgated under the Securities Exchange Act of 1934 of more than 50% of either the then outstanding shares of the Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a “Controlling Interest”) excluding, for this purpose, any acquisitions by (1) the Company or its subsidiaries, (2) any person, entity or “group” that as of the Effective Date owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of a Controlling Interest or (3) any employee benefit plan of the Company or its subsidiaries.

Notwithstanding the foregoing, an event described in subsections (a) through (c) above shall not constitute a Change in Control for purposes of this Plan unless such event also constitutes a “change in control event” within the meaning of Section 409A of the Code and the final Treasury Regulations promulgated thereunder.

CODE means the Internal Revenue Code of 1986, as amended, and any regulations promulgated or rulings issued thereunder.

COMMON STOCK means the Common Stock of the Company, par value $.01 per share, subject to adjustment pursuant to Section 5.6 hereof.

COMMITTEE means the Board or a Committee of the Board acting under delegated authority from the Board.  The participating members of any Committee so acting shall include, as to decisions in respect of participants who are subject to Section 16 of the Exchange Act, only those members who are Non-Employee Directors (as defined in Rule 16b-3 promulgated under the Exchange Act).  Members of the Committee shall not receive any additional compensation for administration of this Plan.

COMPANY means BE Aerospace, Inc., a Delaware corporation, and its successors and assigns.

DIVIDEND EQUIVALENT means the amount of cash dividends or other cash distributions paid by the Company on that number of shares of Common Stock which is equal to the number of Stock Units then credited to a Participant’s Stock Unit Account on the applicable measurement date, which amount shall be allocated as additional Stock Units to the Participant’s Stock Unit Account, as provided in Section 5.3 hereof.

EARNINGS means those earnings that are allocable to the Participants’ Cash Accounts in such manner as the Committee shall reasonably determine.

EFFECTIVE DATE means September 1, 2000.

ELIGIBLE COMPENSATION means retainer and meeting fees paid in cash or Common Stock for services as a director.

ELIGIBLE DIRECTOR means a member of the Board who is not an officer or employee of the Company or a subsidiary and who is compensated in the capacity as a director.

EXCHANGE ACT means the Securities Exchange Act of 1934, as amended from time to time.

FAIR MARKET VALUE means on any date the average of the high and low prices of the Common Stock on the Composite Tape, as published in The Wall Street Journal or otherwise reliably reported, of the principal securities exchange or market on which the Common Stock is so listed, admitted to trade, or quoted or, if there is no trading of the Common Stock on such date, then the average of the high and low prices of the Common Stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares. If the Common Stock is not so listed, admitted or quoted, the Committee may designate such other exchange, market or source of data as it deems appropriate for determining such value for purposes of this Plan.

PARTICIPANT means any person who elects to participate in this Plan or otherwise has an Account balance under this Plan.

PLAN means the BE Aerospace, Inc. Non-Employee Directors Stock and Deferred Compensation Plan, as amended from time to time.

SEPARATION FROM SERVICE means a Participant’s “separation from service” from the Company, as defined under the default provisions under the applicable final Treasury Regulations for purposes of Section 409A of the Code.

SHARE means a share of Common Stock.

SPECIFIED EMPLOYEE shall have the meaning set forth in Section 409A(a)(2)(B)(1) of the Code, as determined in accordance with the uniform methodology and procedures adopted by the Employer and then in effect.

STOCK UNIT OR UNIT means a non-voting unit of measurement which is deemed for bookkeeping and payment purposes to represent one outstanding share of Common Stock of the Company solely for purposes of this Plan.

STOCK UNIT ACCOUNT means the bookkeeping account maintained by the Company on behalf of each Participant which is credited with Stock Units in accordance with Section 5.2.

YEAR means the four-month period from September 1, 2000 through December 31, 2000, and each calendar year thereafter during the term of this Plan, commencing with the year 2001.

SECTION 3.  PARTICIPATION

Each Eligible Director may elect to defer under and subject to Section 4 of this Plan either a percentage or a specified dollar amount (as determined by the Committee) of each component of his or her Eligible Compensation for any Year.  Effective January 1, 2008, the amount that may be deferred is up to 100% of the cash component and up to 100% of the Common Stock component of the Eligible Director’s Eligible Compensation that would otherwise be paid to him or her each quarter.  These limits may be changed for any future Year by the Committee prior to the beginning of such Year and shall be set forth in the Participant’s Election Form.

SECTION 4.  DEFERRAL ELECTIONS

4.1           TIME AND TYPES OF ELECTIONS

.  (a)  On or before the December 31 immediately preceding each Year (or, in the case of a person who first becomes an Eligible Director during the Year, within 30 days after becoming an Eligible Director), each Eligible Director may elect to have either a percentage or a specified dollar amount of the cash component and/or a percentage of the Common Stock component of his or her Eligible Compensation for the Year deferred pursuant to this Plan.  In the event that the Eligible Director makes such an election, he also shall make the following two irrevocable elections, subject to Section 4.2 hereof:

(1)           As provided by the Committee and specified on the Eligible Director’s election form, to the extent that the Participant’s Eligible Compensation otherwise would be payable to the Participant in the form of cash, the Participant shall elect (A) to defer such Eligible Compensation in a Stock Unit Account, (B) to defer such Eligible Compensation in a Cash Account, or (C) to select one or more of the preceding deferral or payment methods in accordance with the Applicable Percentage increments set forth in Section 4.2 hereof such that the sum of all such Applicable Percentage increments does not exceed 100%.

(2)           To the extent that the Participant’s Eligible Compensation otherwise would be payable to the Participant in the form of Common Stock, the Participant shall elect (A) to receive such Eligible Compensation in Shares, (B) to defer such Eligible Compensation in a Stock Unit Account, or (C) to select one or more of the preceding deferral or payment methods in accordance with the Applicable Percentage increments set forth in Section 4.2 hereof such that the sum of all such Applicable Percentage increments does not exceed 100%.

(b)           Notwithstanding anything in this Plan to the contrary, during the Year 2007, an Eligible Director may make a new election with respect to the payment or distribution of amounts or Shares (in respect of Units) in his Account prior to the date of such election.  Pursuant to such election, distribution of amounts or Shares (in respect of Units) in his Accounts shall be made in a lump sum on March 11 of any specified Year after 2007 and prior to 2020 or on the first day of the calendar month after the month in which the Eligible Director incurs a Separation from Service.  An election pursuant to this Section 4.1(b) shall not apply to any amounts or Shares that would be paid or distributed to the Eligible Director within 2007 pursuant to any prior election.  To make an election pursuant to this Section 4(b), the Eligible Director must complete the applicable Election Form and submit such form to the Committee no later than a date specified by the Committee.  In the absence of an election under this Section 4(b), all such amounts and Shares shall be paid or distributed on the first day of the calendar month after the month in which the Eligible Director incurs a Separation from Service unless Section 5.5(c) applies.

4.2           PERMITTED AMOUNTS; ELECTIONS.

  As provided by the Committee and specified in the Eligible Director’s election form, the portions of the Eligible Compensation subject to deferral, if any, or payment in Shares shall be limited to increments of 25%, 50%, 75% or 100% (the “Applicable Percentage”).  All elections shall be in writing on forms provided by the Company.  If an election is made under this Section 4 and is not revoked or changed with respect to the following Year by the end of the applicable Year, the election will be deemed a continuing one.

SECTION 5.  DEFERRAL ACCOUNTS

5.1           CASH ACCOUNT.

If an Eligible Director has made a cash election under Section 4.1(a)(1)(B) and the Committee permits deferrals into a Cash Account, the Company shall establish and maintain a Cash Account for the Participant under this Plan, which Account shall be a memorandum account on the books of the Company.  An Eligible Director’s Cash Account shall be credited as follows:

(a)           as of the date the Eligible Compensation would have been otherwise payable, the Company shall credit the Participant’s Cash Account with an amount equal to the Applicable Percentage of the Eligible Compensation otherwise payable to the Participant in cash; and

(b)           as of the last day of each calendar quarter, each Participant’s Cash Account shall be credited with the Earnings reasonably determined by the Committee to be allocable to such Account.

5.2           STOCK UNIT ACCOUNT.

(a)           Elective Deferrals.  If an Eligible Director has made a Stock Unit election under Section 4.1(a)(1)(A), the Committee shall, as of the last day of each calendar quarter in which the Eligible Compensation was earned and would otherwise be paid, credit the Participant’s Stock Unit Account with a number of Units determined by dividing an amount which is equal to the Applicable Percentage or dollar amount of the Participant’s Eligible Compensation to be deferred under the Plan by the Average Fair Market Value of a share of Common Stock as of the Award Date. If an Eligible Director has made a Stock Unit election under Section 4.1(a)(2)(B), the Committee shall, as of the date on which the Eligible Compensation payable in the form of Common Stock otherwise would have been payable to the Eligible Director, credit to the Participant’s Stock Unit Account a number of Units equal to the number of shares of Common Stock that otherwise would have been payable to the Eligible Director.

(b)           Limitations on Rights Associated with Units.  An Eligible Director’s Stock Unit Account shall be a memorandum account on the books of the Company.  The Units credited to an Eligible Director’s Stock Unit Account shall be used solely as a device for the determination of the number of shares of Common Stock to be eventually distributed to the Participant in accordance with this Plan.  The Units shall not be treated as property or as a trust fund of any kind.  No Participant shall be entitled to any voting or other stockholder rights with respect to Units granted or credited under this Plan.  The number of Units credited (and the number of Shares to which the Participant is entitled under this Plan) shall be subject to adjustment in accordance with Section 5.6 and the terms of this Plan.

5.3           DIVIDEND EQUIVALENT CREDITS TO STOCK UNIT ACCOUNT

As of the end of each quarter, an Eligible Director’s Stock Unit Account shall be credited with additional Units in an amount equal to the Dividend Equivalents representing dividends paid during the quarter on a number of shares equal to the aggregate number of Stock Units in the Participant’s Stock Unit Account as of the end of the preceding quarter divided by the Average Fair Market Value of a share of Common Stock as of the applicable crediting date.

5.4           IMMEDIATE VESTING AND ACCELERATED CREDITING.

(a)           Units and Other Amounts Vest Immediately.  All Units or other amounts credited to one or more of an Eligible Director’s Accounts shall be at all times fully vested and not subject to a risk of forfeiture.

(b)           Acceleration of Crediting of Accounts.  The crediting of cash, Earnings or Units shall be accelerated if an Eligible Director ceases to serve as a director of the Company as a result of a Separation from Service.  In such case, the amount of cash, Earnings, Units or Shares credited for the quarter in which the Separation from Service occurs shall be prorated based on the number of days of service during the applicable quarter.  For these purposes, the Award Date shall be deemed to be the date the Eligible Director incurs a Separation from Service.

5.5           DISTRIBUTION OF CASH OR SHARES.

(a)           Time and Manner of Distribution of Cash Accounts and Stock Unit Accounts.  Effective January 1, 2008, the cash payable in respect of Cash Accounts and the Shares payable in respect of Stock Unit Accounts shall be distributed to the Participant (or, in the event of his or her death, the Participant’s Beneficiary) in a lump sum on the first day of the month after his Separation from Service.  For deferrals with respect to any Year after 2008, the Committee may permit payment in a manner as elected by the Participant and set forth in the Participant’s election form to  participate in the Plan for any Year.  If the Committee so determines, a Participant may elect distributions in one of the following two forms:  (i) a lump-sum distribution, or (ii) up to five annual installments. Each annual installment shall be equal to the value of the Account being distributed multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of installments remaining to be paid.  In the event that a Participant fails to make an election, then distribution shall be made in the form of a lump sum.  Each Account, less any applicable withholding taxes, shall be distributed or commence to be distributed on the first day of the month immediately following the date of the Participant’s Separation from Service; provided, however, that if at the time of the Participant’s Separation from Service the Participant is a Specified Employee, distribution will not commence until the date that is six (6) months and one (1) day following the date of the Participant’s Separation from Service.  At such time the Participant shall receive a lump-sum payment in an amount equal to all distributions that should have been paid on the original distribution date.

Notwithstanding the foregoing, if after a Separation from Service the balance remaining in an Eligible Director’s Cash Account is less than $10,000 or, if the number of Units remaining in the Participant’s Stock Unit Accounts is less than 1,000 and the value of such Stock Units is less than the applicable dollar amount under Section 402(g)(1)(B) of the Code, then such remaining balances shall be distributed in a lump sum on the first day of the month immediately following the date of the Participant’s Separation from Service.

(b)           Form of Distribution of Cash Accounts or Stock Unit Accounts.  Stock Units credited to an Eligible Director’s Stock Unit Account shall be distributed in an equivalent whole number of shares of the Common Stock; provided, however, that the maximum number of shares of Common Stock that may be distributed pursuant to this Plan is 200,000; provided, further that the Committee may, in its sole discretion, authorize the issuance of shares of Common Stock to be delivered to Participants pursuant to this Section 5.5(b) pursuant to  another equity plan maintained by the Company.  Any fractional share interests shall be accumulated and paid in cash with the last distribution.  To the extent there is an insufficient number of shares available for issuance under the Plan with respect to distributions under this Section 5.5(b), distributions shall be made in cash in an amount equal to the number of Units multiplied by the Fair Market Value of the Common Stock.  All amounts credited to an Eligible Director’s Cash Account shall be distributed in cash.

(c)           Change in Control.  Notwithstanding the foregoing, lump-sum distributions of the balance of any amounts payable to Participants and their beneficiaries shall be made as soon as practicable, but not later than 30 business days, following a Change in Control (using for valuation purposes the date on which a Change in Control occurs).

5.6           ADJUSTMENTS IN CASE OF CHANGES IN COMMON STOCK.  If there shall occur any change in the outstanding shares of the Common Stock by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination or other reorganization, exchange of shares, sale of all or substantially all of the assets of the Company, split-up, split-off, spin-off, extraordinary redemption, liquidation or similar corporate change or change in capitalization or any distribution to holders of the Common Stock (other than cash dividends and cash distributions), the Committee shall make such proportionate and equitable adjustments consistent with the effect of such event on stockholders generally (but without duplication of benefits if Dividend Equivalents are credited), as the Committee determines to be necessary or appropriate, in the number, kind and/or character of shares of Common Stock or other securities, property and/or rights contemplated hereunder, including any appropriate adjustments to the market prices used in the determination of the number of Shares and Units, and in rights in respect of Stock Unit Accounts credited under this Plan so as to preserve the benefits intended.

SECTION 6.  ADMINISTRATION

6.1           THE ADMINISTRATOR.

The Administrator of this Plan shall be the Committee.

6.2           COMMITTEE ACTION.

A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant in this Plan.  Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or (assuming compliance with Section 6.1) by unanimous written consent of its members. All decisions and determinations shall be made by the Committee in its sole discretion.

6.3           RIGHTS AND DUTIES; DELEGATION AND RELIANCE; DECISIONS BINDING.  Subject to the limitations of this Plan, the Committee shall be charged with the general administration of this Plan and the responsibility for carrying out its provisions, and shall have powers necessary to accomplish those purposes, including, but not by way of limitation, the following:

(1)           To construe and interpret this Plan;

(2)           To resolve any questions concerning the amount of benefits payable to a Participant (except that no member of the Committee shall participate in a decision relating solely to his or her own benefits);

(3)           To make all other determinations required by this Plan;

(4)           To maintain all the necessary records for the administration of this Plan; and

(5)           To make and publish forms, rules and procedures for the administration of this Plan.

The determination of the Committee made in good faith as to any disputed question or controversy and the Committee’s determination of benefits payable to Participants, including decisions as to adjustments under Section 5.6, shall be conclusive and binding for all purposes of this Plan.  In performing its duties, the Committee shall be entitled to rely on information, opinions, reports or statements prepared or presented by: (i) officers or employees of the Company whom the Committee believes to be reliable and competent as to such matters; and (ii) counsel (who may be employees of the Company), independent accountants and other persons as to matters which the Committee believes to be within such persons’ professional or expert competence.

The Committee shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of such persons.  The Committee may delegate ministerial, bookkeeping and other non-discretionary functions to individuals who are officers or employees of the Company.

SECTION 7.  PLAN CHANGES AND TERMINATION

7.1           AMENDMENTS.

The Board shall have the right to amend this Plan in whole or in part from time to time or may at any time suspend or terminate this Plan; provided, however, that, except as contemplated by Section 5.6, no amendment or termination shall cancel or otherwise adversely affect in any way, without his or her written consent, any Participant’s rights with respect to then outstanding Accounts or Dividend Equivalent credits thereon, so long as the Account is outstanding; provided, further, that any amendment to increase the number of shares of Common Stock available for issuance pursuant to this Plan is subject to any shareholder approval requirements under applicable laws, rules and regulations.  Any amendments authorized hereby shall be stated in an instrument in writing, and all Participants shall be bound by upon receipt of notice the amendment.

7.2           TERMINATION.

It is the current expectation of the Company that this Plan shall continue indefinitely.  Continuance of this Plan, however, is not assumed as a contractual obligation of the Company.  If the Board decides to discontinue or terminate this Plan, it shall notify the Committee and Participants in this Plan of its action in writing, and this Plan shall be terminated at the time set forth on the notice.  All Participants shall be bound thereby.  No benefits shall accrue in respect of Eligible Compensation earned after a discontinuance or termination of this Plan.  In the event of termination of the Plan, payments or distribution hereunder shall be made in accordance with the Plan or if the Board so elects, on a date following the termination of the Plan specified by the Board, but only to the extent that such accelerated payment does not violate Section 409A of the Code.

SECTION 8.  MISCELLANEOUS

8.1           UNFUNDED PLAN AND LIMITATION ON PARTICIPANTS’ RIGHTS.

The obligations of the Company under this Plan shall be paid by the Company.  Participants shall have the rights only of general unsecured creditors of the Company with respect to amounts credited and benefits payable, if any, on their Cash Accounts, and rights no greater than the right to receive the Common Stock (or equivalent value as a general unsecured creditor) with respect to Stock Units.  The Plan constitutes a mere promise by the Company to make distributions in the future.  It is intended that this Plan shall constitute an “unfunded” plan for tax purposes.  If the Company purchases any life insurance policies, or makes any other investments, such policies (and any amounts invested by the Company therein) and any other investments of the Company shall be subject to the claims of the Company’s creditors.  Nothing contained in this Plan shall be interpreted to grant to any Participant or any Beneficiary, any right, title or interest in any property of the Company.  Participation in this Plan shall not give any person the right to serve as a member of the Board or any rights or interests other than as herein provided.  Participants shall not be entitled to receive actual dividends or to vote Shares until after delivery of a certificate representing the Shares.

8.2           BENEFICIARIES.

(a)           Beneficiary Designation.  Upon forms provided by and subject to conditions imposed by the Company, each Participant may designate in writing the Beneficiary or Beneficiaries (as defined in Section 8.2(b)) whom such Participant desires to receive any amounts payable under this Plan after his or her death.  The Company and the Committee may rely on the Participant’s designation of a Beneficiary or Beneficiaries last filed in accordance with the terms of this Plan.

(b)           Definition of Beneficiary.  A Participant’s “Beneficiary” or “Beneficiaries” shall be the person, persons, trust or trusts (or similar entity) designated by the Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution to receive the Participant’s benefits under this Plan in the event of the Participant’s death, and shall mean the Participant’s executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

8.3           BENEFITS NOT TRANSFERABLE; OBLIGATIONS BINDING UPON SUCCESSORS.

Benefits of a Participant under this Plan shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Plan, or any interest therein, other than by operation of law or pursuant to Section 8.2, shall not be permitted or recognized.  Shares deliverable under this Plan may be subject to restrictions on transfer under applicable securities laws, unless the Shares are duly registered prior to issuance.  Obligations of the Company under this Plan shall be binding upon successors of the Company.

8.4           GOVERNING LAW; SEVERABILITY.

The validity of this Plan or any of its provisions shall be construed, administered and governed in all respects under the laws of the State of Florida.  If any provisions of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

8.5           COMPLIANCE WITH LAWS.

This Plan and the offer, issuance and delivery of shares of Common Stock and/or the payment of money through the deferral of compensation under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and to such approvals by any listing, agency or any regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to prior registration or such restrictions as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as it may reasonably request to assure such compliance.  If any provision of this Plan would, in the reasonable, good faith judgment of the Committee, result or likely result in the imposition on a Participant or any other person of a penalty tax under Section 409A of the Code, the Committee may modify the terms of the Plan, without the consent of any Participant, in the manner that the Committee may  reasonably and in good faith determine to be necessary or advisable to avoid the imposition of such penalty tax; provided, however, that any such reformation shall, to the maximum extent the Committee reasonably and in good faith determines to be possible, retain the economic and tax benefits to the affected Participant hereunder while not materially increasing the cost to the Company of providing such benefits to the Participant.

8.6           PLAN CONSTRUCTION

It is the intent of the Company that transactions pursuant to this Plan satisfy and be interpreted in a manner that satisfies the applicable conditions for exemption under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”) so that to the extent elections are timely made, elective deferrals (including the crediting of Units and Dividend Equivalents and the distribution of Shares hereunder) will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. The Committee may, subject to Section 8.5 hereof, permit elections by individual directors that would not qualify for exemption under Section 16(b) of the Exchange Act, so long as the availability of any exemption thereunder for other Directors under this Plan is not compromised.

8.7           HEADINGS NOT PART OF PLAN.

Headings and subheadings in this Plan are inserted for reference only and are not to be considered in the construction of the provisions hereof.